Exhibit 10.11

AGREEMENT AND AMENDMENT

TO THE TERMINAL EXPANSION

AGREEMENT

THIS AGREEMENT AND AMENDMENT TO THE TERMINAL EXPANSION AGREEMENT (this “Agreement”) is made as of this              day of April 2012, by and between DOMINION COVE POINT LNG, LP, a Delaware limited partnership (“Operator”), and STATOIL NATURAL GAS LLC, a Delaware limited liability company (“Customer”). Operator and Customer are sometimes collectively referred to as the “Parties”.

RECITALS

WHEREAS, pursuant to that certain Terminal Expansion Agreement, dated as of September 1, 2006, by and between Operator and Customer, as amended April 2009, September 22, 2009, and January 26, 2011 (the “TEA”), Operator and Customer agreed to the terms under which Customer contracted for all of the firm LNG tanker discharging capacity that is allocated to firm tanker discharging service associated with the Terminal Expansion;

WHEREAS, the Parties have agreed to modify certain provisions of the TEA as set forth in this Amendment;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Amendment to Section 13.13 of the TEA.

13.13. Confidentiality.

(a)

During the term of this Agreement and for a period of five years after the expiration or other termination of this Agreement, a Recipient of Confidential Information will (i) keep the Confidential Information confidential and secret, and not, without previous written consent of Disclosing Party, directly or indirectly disclose the Confidential Information to any third party, except as expressly permitted in clause (ii) or paragraph (B) below; (ii) disclose or divulge the Confidential Information (whether directly or indirectly and by whatever means or method) only to its and its Affiliates’ officers, employees, agents, technical consultants, legal counsel, representatives, or lenders (collectively, the “Representatives”) who have reason or need to know Confidential Information for the purpose of (A) performing this Agreement and the Related Agreements; or (B) if related to new service projects either in the form of export, import or a combination thereof (“New Project”), Dominion may disclose that capacity relating to the 640,000 Dth per Day of MDDQ and 5,440,000 Dth of MCSQ will become available as of January 1, 2017 under this Agreement and may be used as part of the New Project; provided further, on a case-by-case basis, Dominion may subject to Statoil’s advance written consent (which may be communicated via email) disclose to its financial advisors and/or potential lenders certain financial information under this Agreement that will only be used to evaluate the financing relating to the New Project. Under all circumstances, Disclosing Party will ensure that all such Representatives to whom Confidential Information is disclosed are subject to reciprocal obligations of confidentiality reflecting the obligations of confidentiality set out herein (in all cases, the Recipient will be responsible and liable for any breach of this Agreement by any Representative, including any third parties to which Confidential Information is disclosed whether directly or indirectly by the Disclosing Party or the Recipient); and (iii) not use the Confidential Information for any purpose other than in the performance of this Agreement and the Related Agreements or to the detriment of the party that disclosed the Confidential Information. A Recipient will exercise at least the same degree of care with respect to the Confidential Information as the Recipient uses in handling its own proprietary nonpublic information, but in any event no less than reasonable care. For purposes of this Section 13.13, Petoro AS will be considered an Affiliate of Customer.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed by their proper officers as of the date first written above.

DOMINION COVE POINT LNG, LP, as Operator

By:	/s/ Donald R. Raikes
Name:	Donald R. Raikes
Title:	Vice President Transmission Marketing & Customer Services

STATOIL NATURAL GAS LLC, as Customer

By:	/s/ Jens Okland
Name:	Jens Okland
Title:	President